Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
254 North Carson Street, Suite 1                          20120415712-75
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5708                                            06/13/2012 12:11 PM
Website: www.nvsos.gov                                    Entity#
                                                          E0222812006-5

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CHANGE PURSUANT                            Ross Miller
      TO NRS 78.209                                       Secretary of State
                                                          State of Nevada



                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     Viking Minerals Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     400,000,000 shares of common stock authorized with $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     400,000,000 shares of common stock remain authorized with $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     108,000,000 shares are issued and outstanding before the reverse stock split of 1 for 1,000. The reverse split results in 107,892,000 shares cancelled and 108,000 shares issued and outstanding. Par value $0.001.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     Fractional shares 5% or greater will be rounded up to the nearest whole share.

7.   Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

8.   Signature: (required)

     X /s/ Charles Irizarry 6/8/2012                            President/CEO
     -----------------------------------------                  -------------
     Signature of Officer Charles Irizarry                     Title President

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.